UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                           August 20, 2003

           Date of Report (Date of earliest event reported)



                   Visual Bible International, Inc.

        (Exact Name of Registrant as Specified in its Charter)


Florida                000-26037              65-1030068

(State or Other        (Commission File       (IRS Employer
Jurisdiction of        Number)                Identification
Incorporation)                                Number)


1235 Bay Street, Suite 300, Toronto, Ontario Canada            M5R 3K4

(Address of Principal Executive Offices)                    (Zip Code)


                            (416) 921-9950

         (Registrant's Telephone Number, Including Area Code)


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Item 1.  Changes in Control of Registrant.  Not Applicable.

Item 2.  Acquisition and Disposition of Assets.  Not Applicable.

Item 3.  Bankruptcy or Receivership.  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.  Not
Applicable.

Item 5.  Other Event and Required FD Disclosure.

The Form 8-K may contain "forward looking" statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we "believe", "anticipate", "expect", or "plan to", as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. We do not intend to update these forward looking statements.

Item 6.  Resignations of Registrant's Directors.

On August 13, 2003, Gerald C. Quinn resigned as one of our directors and as our President and Chief Executive Officer. Mr. Quinn's resignation as a director became effective on August 13, 2003 and his resignation as President and Chief Executive Officer will become effective on September 12, 2003.

The resignation of Mr. Quinn as one of our directors and as our President and Chief Executive Officer was not a result of a disagreement with us on any matter relating to our operations, policies or practices and Mr. Quinn's letter of resignation did not contain any description of any disagreement nor a request that any disagreement be disclosed.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Business Acquired.  Not Applicable.

     (b)  Pro Forma Financial Information.  Not Applicable.

     (c)       Exhibits. Not Applicable.


Item 8.  Change in Fiscal Year.  Not Applicable.

Item 9.  Regulation FD Disclosure.  Not Applicable.

Item 10. Amendments to the Registrant's Code of Ethics or Waiver of a Provisions of the Code of Ethics. Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. Not Applicable.

Item 12.  Results of Operations and Financial Condition. Not
Applicable.


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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                              Visual Bible International, Inc.



August 20, 2003               By: /s/ Harold Kramer
                              ---------------------------------
                              Harold Kramer, Executive Vice
                              President and chief financial officer